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                                                                    Exhibit 23.1


                         Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-34377 and Form S-8 No. 333-14179), as amended, of Sunstone Hotel Investors, Inc. of our report dated February 27, 1998, with respect to the consolidated financial statements and schedule of Sunstone Hotel Investors, Inc. and our report dated February 27, 1998 with respect to the consolidated financial statements of Sunstone Hotel Properties, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.





                                                               ERNST & YOUNG LLP